================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 3, 1998



                       UNION PACIFIC RESOURCES GROUP INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-13916

           UTAH                                         13-2647483
(State of other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                      Identification No.)

                      801 CHERRY STREET, FORT WORTH, TEXAS
                    (Address of principal executive offices)

                                      76102
                                   (Zip Code)

                                 (817) 877-6000
              (Registrant's telephone number, including area code)



================================================================================

                       UNION PACIFIC RESOURCES GROUP INC.
                                TABLE OF CONTENTS


                                                                                                             Page
Item 2.  Acquisition or Disposition of Assets ..........................................................       3

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.............................       4

              Financial Statements of Business Acquired.................................................       4

              Pro Forma Financial Information ..........................................................       4

                 Unaudited Pro Forma Combined Financial Statements:

                  Unaudited Pro Forma Combined Balance Sheet for Union Pacific
                        Resources Group Inc. as of December 31, 1997 ...................................       5
                  Unaudited Pro Forma Combined Statement of Operations for Union
                        Pacific Resources Group Inc. for the year ended December 31, 1997 ..............       6
                  Unaudited Pro Forma Balance Sheet for Norcen Energy Resources Ltd.
                        as of December 31, 1997 ........................................................       7
                  Unaudited Pro Forma Combined Statement of Operations for Norcen
                        Energy Resources Ltd. for the year ended December 31, 1997......................       8

             Notes to Unaudited Pro Forma Combined Financial Statements ................................       9

             Exhibits ..................................................................................      13

Signatures .............................................................................................      14

This Current Report on Form 8-K/A constitutes an amendment to the Current Report on Form 8-K filed on March 17, 1998, and amends and restates Items 2 and 7(a) and (b) in their entirety.

 ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Date and Manner of Acquisition. Union Pacific Resources Group Inc., a Utah corporation (the "Company"), and Union Pacific Resources Inc., an Alberta corporation ("UPRI"), a wholly-owned indirect subsidiary of the Company, entered into a pre-acquisition agreement (the "Pre-acquisition Agreement") dated January 25, 1998, with Norcen Energy Resources Limited, a Canadian corporation ("Norcen"). Under the Pre-acquisition Agreement, the Company and UPRI agreed to make an offer for up to 100 percent of the common shares of Norcen, subject to certain conditions. In addition, the Company and UPRI entered into a pre-tender agreement (the "Pre-tender Agreement") dated January 25, 1998, with Noranda Inc. (the "Controlling Shareholder"). Under the Pre-tender Agreement, the Controlling Shareholder irrevocably agreed to tender, and not to withdraw, the common shares of Norcen beneficially owned by it and its affiliates and subsidiaries. As of January 30, 1998, the Controlling Shareholder and its affiliates and subsidiaries beneficially owned 92,554,458 common shares of Norcen representing approximately 49.5 percent of the outstanding common shares.

On March 3, 1998, the Company announced by press release the closing of its tender offer for up to 100 percent of the common shares of Norcen. In total,
95.5 percent of the common outstanding shares of Norcen was tendered to the Company at the purchase price of US$13.65 per share (C$19.80). On such date, UPRI owned 181,076,311 common shares of Norcen.

On March 6, 1998, UPRI announced that on March 5, 1998, it completed the compulsory acquisition procedures pursuant to section 206 of the Canada Business Corporations Act in order to acquire the remaining issued and outstanding common shares of Norcen.

Aggregate Purchase Price. The aggregate purchase consideration for the common shares of Norcen, including nonrecurring merger transaction costs of $28.1 million, was $2.623 billion. See Footnote 2 to the Unaudited Pro Forma Combined Financial Statements for the preliminary allocation of total purchase price for Norcen to the acquired assets and assumed liabilities based upon estimated fair values assigned. Any future adjustments to the allocation of the purchase price are not anticipated to be material to the Company's financial statements.

Financing of Acquisition. The Company funded the purchase price to be paid to Norcen shareholders through the issuance of commercial paper, supported by the credit facilities of the Company, including the U.S. $2.7 Billion 364 Day Competitive Advance/Revolving Credit Agreement dated March 2, 1998, by and among the Company, the lenders named therein and the Chase Manhattan Bank, as administrative agent, and Bank of Montreal, as syndication agent. Such $2.7 billion acquisition facility includes a mandatory prepayment provision and a series of "prepayment events." The mandatory prepayment provision requires that $1.35 billion be repaid prior to March 1999. In addition, 75 percent of the net proceeds resulting from any prepayment event should be applied to reduce the indebtedness under such acquisition facility. Prepayment events include sales of assets in excess of $10 million and debt and equity issuances. The Company plans to pursue an aggressive deleveraging program, which may include asset and financial divestitures and the issuance of equity securities.

In addition, as a result of the Norcen acquisition, the covenants in other credit agreements of the Company, including the Company's $600 million and $300 million revolving credit agreements and Norcen's credit facilities have been modified. Under such revolving credit agreements debt cannot exceed 75 percent of the total of the Company's debt and shareholders' equity (and 65 percent after 18 months) and EBITDAX (the sum of operating income; depreciation, depletion and amortization; and exploration expenses) of the Company's Principal Subsidiaries (as defined in the agreements) is required to be at least 80 percent of the Company's consolidated EBITDAX. These revolving credit agreements also impose certain restrictions on the Company regarding the creation of liens, incurrence of indebtedness, transactions with affiliates, sales of stock of Union Pacific Resources Company, a wholly-owned subsidiary of the Company, and certain mergers, consolidations and asset sales. Norcen's credit facilities have been modified to provide cross-default provisions relating to the $2.7 billion acquisition facility. In addition, the Company has guaranteed such credit facilities of Noreen.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     The financial statements and supplemental information for the business acquired, Norcen, for the years ending December 31, 1997, 1996 and 1995, are incorporated by reference to Annual Reports on Form 40-F for Norcen and are included hereto as Exhibits 99.1, 99.2, 99.3 and 99.4.

(b)  Pro Forma Financial Information.

     The unaudited pro forma combined balance sheet and statement of operations have been prepared to give effect to certain transactions as described below.

     The unaudited pro forma combined balance sheet of the Company as of December 31, 1997, has been prepared to give effect to the acquisition of the common shares of Norcen (the "Acquisition") as if such transaction had occurred on December 31, 1997, and was accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations."

     The unaudited pro forma combined statement of operations of the Company for the year ended December 31, 1997, has been prepared to give effect to the Acquisition and certain events described below with respect to Norcen as if the Acquisition and such events had occurred on January 1, 1997.

     The unaudited pro forma combined balance sheet and statement of operations of Norcen have been prepared to give effect to the following events affecting Norcen: (i) the purchase of Basic Petroleum Limited ("Basic") on May 1, 1997, (ii) the sale of Norcen's 40 percent interest in Superior Propane Inc. ("Superior") in September 1997, (iii) the conversion to United States generally accepted accounting principles and (iv) the recording of exploration expense in accordance with the successful efforts method of accounting for Norcen's oil and gas properties, as if such events and transactions had occurred on December 31, 1997 relating to the Norcen pro forma balance sheet, or January 1, 1997, relating to the Norcen pro forma statement of operations.

The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transaction and other events taken place at the beginning of the period specified and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures, future development and exploration activities, and other factors beyond the control of the Company.

The following unaudited pro forma combined financial statements should be read in conjunction with (i) the Consolidated Financial Statements (and related notes) of the Company in its Annual Report on Form 10-K for the year ended December 31, 1997, and (ii) the Historical Financial Statements (and related notes) of Norcen in its Annual Reports on Form 40-F for the years ended December 31, 1997 and 1996.

                       UNION PACIFIC RESOURCES GROUP INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             As of December 31, 1997
                                  (in millions)


                                                                   Historical                     Pro Forma
                                                                 Union Pacific   Pro Forma        Combined      Pro Forma
                                                                   Resources      Norcen         Adjustments    Combined
                                                                 -------------   ---------       -----------    ---------
                           ASSETS
Current assets:
   Cash and temporary investments ...............................   $    70.6    $     9.9        (28.1)(a)   $    52.4
   Accounts receivable ..........................................       385.4        205.5         (6.8)(a)       584.1
   Inventories ..................................................        53.1         38.3         (2.8)(a)        88.6
   Other current assets .........................................        67.7         11.8         49.5 (a)       129.0
                                                                    ---------    ---------                    ---------
           Total current assets .................................       576.8        265.5                        854.1
                                                                    ---------    ---------                    ---------

Properties:
    Cost, using successful efforts method of accounting .........     7,414.4      5,040.2       (110.6)(a)    12,344.0
    Accumulated depreciation, depletion and amortization ........    (3,749.0)    (2,534.7)     2,534.7 (a)    (3,749.0)
                                                                    ---------    ---------                    ---------
           Total properties, net ................................     3,665.4      2,505.5                      8,595.0
Intangible and other assets .....................................       230.0         33.5        158.9 (a)       422.4
                                                                    ---------    ---------                    ---------
           Total assets .........................................   $ 4,472.2    $ 2,804.5                    $ 9,871.5
                                                                    =========    =========                    =========

            LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable ............................................   $   426.7    $    97.8                    $   524.5
    Accrued taxes payable .......................................        59.3         11.5                         70.8
    Other current liabilities ...................................        71.7         47.5         19.2 (a)       138.4
                                                                    ---------    ---------                    ---------
           Total current liabilities ............................       557.7        156.8                        733.7

Long-term debt ..................................................     1,230.6        924.0      2,654.7 (a)     4,809.3
Deferred income taxes ...........................................       552.9        561.9        970.3 (a)     2,085.1
Other long-term liabilities .....................................       370.3         61.8         50.6 (a)       482.7

Shareholders' equity:
    Common stock ................................................          --        778.0       (778.0)(a)          --
    Paid-in surplus .............................................       991.2           --                        991.2
    Unearned Employee Stock Ownership Plan ......................      (102.0)          --                       (102.0)
    Unearned compensation .......................................       (11.8)          --                        (11.8)
    Retained earnings ...........................................       957.4        268.8       (268.8)(a)       957.4
    Deferred foreign exchange adjustment ........................       (17.3)        53.2        (53.2)(a)       (17.3)
    Minimum pension liability ...................................        (1.0)          --                         (1.0)
    Treasury stock, at cost .....................................       (55.8)          --                        (55.8)
                                                                    ---------    ---------                    ---------
          Total shareholders' equity ............................     1,760.7      1,100.0                      1,760.7
                                                                    ---------    ---------                    ---------

Total liabilities and shareholders' equity ......................   $ 4,472.2    $ 2,804.5                    $ 9,871.5
                                                                    =========    =========                    =========


  See accompanying notes to unaudited pro forma combined financial statements.

                      UNION PACIFIC RESOURCES GROUP INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1997
                     (in millions, except per share amounts)



                                                                   Historical                 Pro Forma
                                                                  Union Pacific  Pro Forma     Combined       Pro Forma
                                                                    Resources     Norcen      Adjustments     Combined
                                                                  -------------  ---------    -----------     ---------
Operating revenues:
        Oil and gas operations:
            Producing properties ................................   $ 1,281.2    $   669.7        (15.8)(b)   $ 1,935.1
            Gathering, processing and marketing .................       443.3           --                        443.3
            Other oil and gas revenues ..........................        60.4           --                         60.4
                                                                    ---------    ---------                    ---------
                    Total oil and gas operations ................     1,784.9        669.7                      2,438.8
         Minerals ...............................................       139.8           --                        139.8
                                                                    ---------    ---------                    ---------
                    Total operating revenues ....................     1,924.7        669.7                      2,578.6
                                                                    ---------    ---------                    ---------

Operating expenses:
         Production .............................................       292.6        164.2                        456.8
         Exploration, including exploratory dry holes ...........       204.7         79.5                        284.2
         Gathering, processing and marketing ....................       285.2           --                        285.2
         Minerals ...............................................         3.4           --                          3.4
         Depreciation, depletion and amortization ...............       568.1        259.9        192.2 (c)     1,020.2
         General and administrative .............................        75.5         30.5                        106.0
                                                                    ---------    ---------                    ---------
                    Total operating expenses ....................     1,429.5        534.1                      2,155.8
                                                                    ---------    ---------                    ---------

Operating income ................................................       495.2        135.6                        422.8
Other income (expense) - net ....................................        24.3           --                         24.3
Interest expense ................................................       (53.1)       (39.7)      (160.9)(d)      (253.7)
                                                                    ---------    ---------                    ---------
Income before income taxes ......................................       466.4         95.9                        193.4
Income taxes ....................................................      (133.4)       (49.1)       139.5 (e)       (43.0)
                                                                    ---------    ---------                    ---------

Net income ......................................................   $   333.0    $    46.8                    $   150.4
                                                                    =========    =========                    =========

Earnings per share - basic ......................................   $    1.33                                 $    0.60
Earnings per share - diluted ....................................   $    1.33                                 $    0.60
Weighted average shares outstanding - diluted ...................       250.9                                     250.9




  See accompanying notes to unaudited pro forma combined financial statements.

                         NORCEN ENERGY RESOURCES LTD.
                      UNAUDITED PRO FORMA BALANCE SHEET
                           As of December 31, 1997
                                (US$ millions)



                                                                          Historical       Pro Forma           Pro Forma
                                                                            Norcen        Adjustments           Norcen
                                                                          ------------    ------------       ------------
                             ASSETS
Current assets:
   Cash and temporary investments .....................................   $         --             9.9 (f)   $        9.9
    Accounts receivable ...............................................          217.3           (11.8)(f)          205.5
    Inventories .......................................................           38.3                               38.3
    Other current assets ..............................................             --            11.8 (f)           11.8
                                                                          ------------                       ------------
           Total current assets .......................................          255.6                              265.5
                                                                          ------------                       ------------
Investments, at cost ..................................................           27.8           (27.8)(f)             --
Properties:
    Cost ..............................................................        5,040.2                            5,040.2
    Accumulated depreciation, depletion and amortization ..............       (2,834.2)          299.5 (g)       (2,534.7)
                                                                          ------------                       ------------
           Total properties, net ......................................        2,206.0                            2,505.5
Intangible and other assets ...........................................            5.7            27.8 (f)           33.5
                                                                          ------------                       ------------

           Total assets ...............................................   $    2,495.1                       $    2,804.5
                                                                          ============                       ============

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable ..................................................   $      145.3           (47.5)(f)   $       97.8
    Accrued taxes payable .............................................           11.5                               11.5
    Other current liabilities .........................................             --            47.5 (f)           47.5
                                                                          ------------                       ------------
           Total current liabilities ..................................          156.8                              156.8

Long-term debt ........................................................          914.1             9.9 (f)          924.0
Deferred income taxes .................................................          433.6           128.3 (g)          561.9
Other long-term liabilities ...........................................           61.8                               61.8

Shareholders' equity:
    Common stock ......................................................          778.0                              778.0
    Retained earnings .................................................           97.6           171.2 (g)          268.8
    Deferred foreign exchange adjustment ..............................           53.2                               53.2
                                                                          ------------                       ------------
          Total shareholders' equity ..................................          928.8                            1,100.0
                                                                          ------------                       ------------

Total liabilities and shareholders' equity ............................   $    2,495.1                       $    2,804.5
                                                                          ============                       ============



  See accompanying notes to unaudited pro forma combined financial statements.

                         NORCEN ENERGY RESOURCES LIMITED
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1997
                                 (US$ millions)


                                                              Historical                                 Pro Forma        Pro Forma
                                                                 Norcen        Basic       Superior     Adjustments        Norcen
                                                               ----------    ---------    ---------   --------------     ----------
Operating revenues .........................................   $   879.8    $    31.4    $  (241.5)                      $   669.7
                                                               ---------    ---------       ---------

Operating expenses:
         Production ........................................       360.7          9.1       (205.6)                          164.2
         Exploration, including exploratory dry holes ......          --           --           --            79.5(h)         79.5

         Depreciation, depletion and amortization ..........       245.1          7.0        (11.2)           14.7(g)        259.9
                                                                                                               4.3(i)
         General and administrative ........................        33.1          2.2         (4.8)                           30.5
                                                               ---------    ---------    ---------                       ---------
                    Total operating expenses ...............       638.9         18.3       (221.6)                          534.1
                                                               ---------    ---------    ---------                       ---------

Operating income ...........................................       240.9         13.1        (19.9)                          135.6
Gain on sale of Superior ...................................       101.6           --       (101.6)                             --
Interest expense ...........................................       (35.3)         (.6)         (.9)           (2.9)(j)       (39.7)
                                                               ---------    ---------    ---------                       ---------
Income before income taxes .................................       307.2         12.5       (122.4)                           95.9
Minority interest ..........................................       (10.4)          --         10.4                              --
Income taxes ...............................................      (169.0)        (3.8)        45.5            42.1(k)        (49.1)
                                                                                                              36.1(l)
                                                               ---------    ---------    ---------                       ---------
Net income .................................................   $   127.8    $     8.7    $   (66.5)                      $    46.8
                                                               =========    =========    =========                       =========




  See accompanying notes to unaudited pro forma combined financial statements.

                       UNION PACIFIC RESOURCES GROUP INC.
                      NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS


1.    Basis of Presentation

In accordance with the Pre-Acquisition Agreement, Union Pacific Resources Group Inc. (the "Company") purchased the common stock of Norcen Energy Resources Limited, a Canadian corporation ("Norcen"), for US$13.65 per share (C$19.80) (the "Acquisition"). As a result of the Acquisition, the Company assumed approximately $1 billion of existing commercial paper and debentures of Norcen.

The unaudited pro forma combined balance sheet of the Company as of December 31, 1997 has been prepared to give effect to the Acquisition and the Company's increase in debt as if such transactions had occurred on December 31, 1997. In accordance with the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations," the Acquisition has been accounted for as a purchase.

The unaudited pro forma combined statement of operations of the Company for the year ended December 31, 1997 has been prepared to give effect to the Acquisition and certain events described below for pro forma Norcen as if the Acquisition and such events had occurred on January 1, 1997, including the additional borrowing to finance the Acquisition.

The unaudited pro forma Norcen financial statements have been prepared to give effect to the acquisition of Basic Petroleum International Limited ("Basic"), including the additional borrowing to finance the acquisition, Norcen's disposition of a 40 percent interest in Superior Propane, Inc. ("Superior") and the recording of exploration expense in accordance with the successful efforts method of accounting for oil and gas properties, as if such transactions and events had occurred on December 31, 1997 relating to the Norcen pro forma balance sheet, or January 1, 1997, relating to the Norcen pro forma statement of operations.

The following is a description of the individual columns included in these unaudited pro forma combined financial statements:

         Historical Union Pacific Resources - Represents the consolidated balance sheet of the Company as of December 31, 1997, and the consolidated statement of operations of the Company for the year ended December 31, 1997, as included in the Company's Annual Report on Form 10-K.

         Historical Norcen - Represents the consolidated balance sheet of Norcen as of December 31, 1997, and the consolidated statement of operations for Norcen for the year ended December 31, 1997, as previously presented in the Norcen Annual Report on Form 40-F converted to United States generally accepted accounting principles ("U.S. GAAP"), as disclosed therein, and United States dollars ("US$") using 1997 year-end and annual average exchange rates, respectively.

         Basic - Represents the unaudited statement of operations for Basic for the period from January 1, 1997 to May 1, 1997.

         Superior - Represents the elimination of the results of operations of Superior for the year ended December 31, 1997. On September 5, 1997, Norcen completed the sale of a 40 percent interest in Superior to the Superior Propane Income Fund. Net proceeds from the sale amounted to C$207.1 million (US$149.8 million) after deduction of transaction costs and cash income taxes thereon. Net proceeds were comprised of net cash consideration of C$86.0 million (US$62.2 million) and C$126.1 million (US$91.2 million) of non-interest bearing installment receipts due September 4, 1998, which were recorded on the Norcen consolidated balance sheet as accrued sale proceeds at their estimated present value of C$121.1 million (US$87.6 million).

2.    Acquisition of Norcen

The aggregate purchase price is computed as follows:



                                                               Aggregate
                                                             Purchase Price
                                                             ---------------
                                                              (in millions)
Aggregate purchase price for 100 percent of
  Norcen common stock                                           $ 2,595.1
Nonrecurring cash transaction costs                                  28.1
                                                                ---------
Aggregate purchase price                                        $ 2,623.2
                                                                =========

The following table represents the preliminary allocation of the total purchase price of Norcen to the acquired assets and liabilities of Norcen. The allocation represents the fair values that would have been assigned to each of the significant assets acquired and liabilities assumed as if the Acquisition had occurred on December 31, 1997. Any future adjustments to the allocation of the purchase price are not anticipated to be material to the unaudited pro forma combined financial statements.


                                                                Allocation of
                                                                  Aggregate
                                                               Purchase Price
                                                               --------------
                                                               (in millions)
Net working capital                                               $   101.3
Property, plant and equipment                                       4,929.6
Other assets                                                          192.4
Long-term debt                                                       (955.5)
Other noncurrent liabilities, including deferred taxes             (1,644.6)
                                                                  ---------
                                                                  $ 2,623.2
                                                                  =========

3.    Pro Forma Entries

The following items are included in the preparation of the pro forma financial statements:

(a) To record the acquisition of Norcen using the purchase method of accounting. The allocation of the purchase price to the acquired assets and liabilities is preliminary and, therefore, subject to change. Any future adjustments to the allocation of the purchase price are not anticipated to be material to the Company's financial statements (see Note 2).

(b) To amortize the value of Norcen marketing and transportation contracts and derivative positions recorded at fair value as of the date of the Acquisition.

(c) To increase depreciation, depletion and amortization expense for the additional basis allocated to the oil and gas properties acquired and accounted for using the successful efforts method of accounting.

(d) To record additional interest expense resulting from the borrowing of the funds necessary to consummate the Acquisition. The Company's 1997 incremental borrowing interest rate of six percent was utilized to determine the additional pro forma interest expense.

(e)  To adjust income tax expense for pro forma adjustments by tax jurisdiction.

(f) To reclassify certain amounts to conform with the Company's financial statement presentation.

(g) To reverse the effects of prior U.S. GAAP adjustments related to full cost accounting for Norcen's oil and gas properties.

(h) To record exploration expense for Norcen's conversion to the successful efforts method of accounting. Historical Norcen depreciation, depletion and amortization expense has not been adjusted. The pro forma combined statement of operations has been adjusted to reflect successful efforts accounting for depreciation, depletion and amortization on Norcen's allocated basis in oil and gas properties following the Acquisition (see
     (c) above).

(i) To increase Norcen's depreciation, depletion and amortization expense for the additional basis allocated to Basic's oil and gas properties, as if such transaction had occurred January 1, 1997.

(j) To record additional interest expense for Norcen resulting from the borrowing of funds necessary for Norcen's acquisition of Basic as if such acquisition had occurred January 1, 1997. Norcen's 1997 incremental borrowing interest rate of three percent was utilized to determine the additional pro forma interest expense.

(k) To adjust Norcen's income tax expense for pro forma adjustments by tax jurisdiction and conversion to the successful efforts method of accounting and Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

(l) To reduce Norcen's income tax expense for the non-recurring effect of income tax provisions recorded in 1997 for potential assessments concerning the deductibility of certain interest expense and foreign exchange losses claimed for income tax purposes during the period 1989 to 1993.

4.    Income Taxes

The Company will continue to account for income taxes in accordance with the provisions of SFAS No. 109. The Company will prepare separate tax calculations for each tax jurisdiction in which the Company will be subject to income taxes.

5.    Earnings per Share

Earnings per share is computed in accordance with SFAS No. 128, "Earnings Per Share" ("EPS"). Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

6.   Pro Forma Oil and Gas Reserve Data

The following table reflects the pro forma estimated quantities of proved and proved developed oil and gas reserves as included in the Company's 1997 Annual Report on Form 10-K and Norcen's 1997 Annual Report on Form 40-F. Pro forma production has been adjusted to give effect to the acquisition of Basic as if such transaction had occurred on January 1, 1997. The Company considers such estimates to be reasonable; however, there are numerous uncertainties inherent in estimated quantities of proved reserves, including many factors beyond the control of the Company. Reserve engineering is a subjective process which is dependent on the quality of available data and on engineering and geological interpretation and judgment. Such reserve estimates are subject to change over time, as additional information becomes available. Quantities of natural gas are expressed in terms of billion cubic feet ("Bcf"). Oil and natural gas liquids are quantified in terms of millions of barrels ("MMBbl"). Oil and natural gas liquids are compared to natural gas in terms of billions of cubic feet of natural gas equivalent ("Bcfe"). One MMBbl of oil or natural gas liquids is the energy equivalent of six Bcf of natural gas.



                   PRO FORMA COMBINED RESERVES AND PRODUCTION
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                        Union Pacific
                                                          Resources             Norcen             Combined
                                                            (Bcfe)              (Bcfe)              (Bcfe)
                                                        -------------          -------             --------

     Total proved reserves, end of year                    4,100.5             3,188.2             7,288.7
                                                           =======             =======             =======
     Proved developed reserves, end of year                3,400.2             2,906.8             6,307.0
                                                           =======             =======             =======

     1997 Pro forma production(1)                           (606.8)             (334.4)             (941.2)
                                                           =======             =======             =======




              PRO FORMA COMBINED RESERVES AND PRODUCTION BY PRODUCT
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                               Natural               Oil
                                                         Natural Gas         Gas Liquids        and Condensate
                                                            (Bcf)              (MMBbl)             (MMBbl)
                                                         -----------         -----------        --------------

     Total proved reserves, end of year                    4,184.3              140.8               376.6
                                                           =======              =====               =====
     Proved developed reserves, end of year                3,670.0              126.0               313.5
                                                           =======              =====               =====

     1997 Pro forma production (1)                          (565.0)             (15.9)              (46.8)
                                                           =======              =====               =====

(1) Includes the Company's gas processing plants' share of equity production of
23.3 Bcfe (4.7 Bcf of natural gas and 3.1 MMBbl of natural gas liquids.)

(c) Exhibits.

     Exhibits not incorporated herein by reference to a prior filing are designated by an asterick (*) and are filed herewith.

Exhibit No.                                 Exhibit

       2.1 Pre-acquisition Agreement between Union Pacific Resources Group Inc., Union Pacific Resources Inc. and Norcen Energy Resources Limited, dated January 25, 1998. (Exhibit 2.1 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.1 Specimen of Certificate evidencing the Common Stock (Exhibit 4 to Registration Statement on Form S-1, Registration Statement No. 33-95398, filed on October 10, 1995.)

       4.2 Rights Agreement, dated as of October 28, 1996, between Union Pacific Resources Group Inc. and Harris Trust and Savings Bank, as rights agent (incorporated herein by reference to the Company's Current Report on Form 8-K filed on November 1,
                  1996).

       4.3 Indenture, dated as of March 27, 1996, between Union Pacific Resources Group Inc. and Texas Commerce Bank National Association, as trustee (incorporated herein by reference to the Company's Current Report on Form 8-K filed on November 1,
                  1996).

       4.4 Terms Agreement, dated as of October 10, 1996, for $200,000,000 7 1/2% debentures due October 15, 2026. (Exhibit
                  4.4  to Current Report on Form 8-K, filed on March 17, 1998.)

       4.5 Terms Agreement, dated as of October 10, 1996, for $200,000,000 7% notes due October 15, 2006. (Exhibit 4.5 to
                  Current Report on Form 8-K, filed on March 17, 1998.)

       4.6 Terms Agreement, dated as of October 31, 1996, for $150,000,000 7 1/2% debentures due October 15, 2096. (Exhibit
                  4.6 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.7        Form of 7 1/2% Rate Debenture due October 15, 2026. (Exhibit
                  4.7 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.8 Form of 7% Rate Note due October 15, 2006. (Exhibit 4.8 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.9        Form of 7 1/2% Rate Debenture due October 15, 2096. (Exhibit
                  4.9 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.10 Trust Indenture, dated as of May 7, 1996, providing for the issue of Debt Securities in unlimited principal amount, between Norcen Energy Resources Limited and Montreal Trust Company of Canada, as trustee. (Exhibit 4.10 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.11 First Supplemental Indenture, dated as of May 22, 1996, to Trust Indenture, dated as of May 7, 1996, providing for the issue of 7 3/8% Debentures due May 15, 2006 in aggregate principal amount of U.S. $250,000,000 between Norcen Energy Resources Limited and Montreal Trust Company of Canada, as trustee. (Exhibit 4.11 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.12 Second Supplemental Indenture, dated as of June 26, 1996, to Trust Indenture, dated as of May 7, 1996, providing for the issue of 7.8% Debentures due July 2, 2008 in aggregate principal amount of U.S. $150,000,000 between Norcen Energy Resources Limited and Montreal Trust Company of Canada, as trustee. (Exhibit 4.12 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.13 Third Supplemental Indenture, dated as of June 26, 1996, to Trust Indenture, dated as of May 7, 1996, providing for the issue of 6.8% Debentures due July 2, 2002 in aggregate principal amount of U.S. $250,000,000 between Norcen Energy Resources Limited and Montreal Trust Company of Canada, as trustee. (Exhibit 4.13 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.14 Fourth Supplemental Indenture, dated as of February 27, 1998, to Trust Indenture, dated as of May 7, 1996, providing for the Guarantee of all Securities to be Issued or Previously Issued under the Trust Indenture between Norcen Energy Resources Limited and Montreal Trust Company of Canada, as trustee. (Exhibit 4.14 to Current Report on Form 8-K, filed on March 17, 1998.)

       *23        Consent of Deloitte & Touche LLP dated as of May 6, 1998.

       *99.1 Norcen Energy Resources Limited Financial Statements as filed in its Annual Report on Form 40-F for the year ended December 31, 1997.

       *99.2 Norcen Energy Resources Limited Supplemental Information as filed in its Annual Report on Form 40-F for the year ended December 31, 1997.

       *99.3 Norcen Energy Resources Limited Financial Statements as filed in its Annual Report on Form 40-F for the year ended December 31, 1996.

       *99.4 Norcen Energy Resources Limited Supplemental Information as filed in its Annual Report on Form 40-F for the year ended December 31, 1996.

       99.5 Press Release dated March 3, 1998. (Exhibit 99.1 to Current Report on Form 8-K, filed on March 17, 1998.)


--------------

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    UNION PACIFIC RESOURCES GROUP INC.


                                    /s/  Morris B. Smith
                                    --------------------------------------------
                                    By:  Morris B. Smith
                                         Vice President, Chief Financial Officer
                                         (Chief Financial Officer and Duly
                                         Authorized Officer)

DATED:  May 5, 1998

                              INDEX TO EXHIBITS


   Exhibit No.                   Description
   -----------                   -----------
       2.1 Pre-acquisition Agreement between Union Pacific Resources Group Inc., Union Pacific Resources Inc. and Norcen Energy Resources Limited, dated January 25, 1998. (Exhibit 2.1 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.1 Specimen of Certificate evidencing the Common Stock (Exhibit 4 to Registration Statement on Form S-1, Registration Statement No. 33-95398, filed on October 10, 1995.)

       4.2 Rights Agreement, dated as of October 28, 1996, between Union Pacific Resources Group Inc. and Harris Trust and Savings Bank, as rights agent (incorporated herein by reference to the Company's Current Report on Form 8-K filed on November 1,
                  1996).

       4.3 Indenture, dated as of March 27, 1996, between Union Pacific Resources Group Inc. and Texas Commerce Bank National Association, as trustee (incorporated herein by reference to the Company's Current Report on Form 8-K filed on November 1,
                  1996).

       4.4 Terms Agreement, dated as of October 10, 1996, for $200,000,000 7 1/2% debentures due October 15, 2026. (Exhibit
                  4.4  to Current Report on Form 8-K, filed on March 17, 1998.)

       4.5 Terms Agreement, dated as of October 10, 1996, for $200,000,000 7% notes due October 15, 2006. (Exhibit 4.5 to
                  Current Report on Form 8-K, filed on March 17, 1998.)

       4.6 Terms Agreement, dated as of October 31, 1996, for $150,000,000 7 1/2% debentures due October 15, 2096. (Exhibit
                  4.6 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.7        Form of 7 1/2% Rate Debenture due October 15, 2026. (Exhibit
                  4.7 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.8 Form of 7% Rate Note due October 15, 2006. (Exhibit 4.8 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.9        Form of 7 1/2% Rate Debenture due October 15, 2096. (Exhibit
                  4.9 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.10 Trust Indenture, dated as of May 7, 1996, providing for the issue of Debt Securities in unlimited principal amount, between Norcen Energy Resources Limited and Montreal Trust Company of Canada, as trustee. (Exhibit 4.10 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.11 First Supplemental Indenture, dated as of May 22, 1996, to Trust Indenture, dated as of May 7, 1996, providing for the issue of 7 3/8% Debentures due May 15, 2006 in aggregate principal amount of U.S. $250,000,000 between Norcen Energy Resources Limited and Montreal Trust Company of Canada, as trustee. (Exhibit 4.11 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.12 Second Supplemental Indenture, dated as of June 26, 1996, to Trust Indenture, dated as of May 7, 1996, providing for the issue of 7.8% Debentures due July 2, 2008 in aggregate principal amount of U.S. $150,000,000 between Norcen Energy Resources Limited and Montreal Trust Company of Canada, as trustee. (Exhibit 4.12 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.13 Third Supplemental Indenture, dated as of June 26, 1996, to Trust Indenture, dated as of May 7, 1996, providing for the issue of 6.8% Debentures due July 2, 2002 in aggregate principal amount of U.S. $250,000,000 between Norcen Energy Resources Limited and Montreal Trust Company of Canada, as trustee. (Exhibit 4.13 to Current Report on Form 8-K, filed on March 17, 1998.)

       4.14 Fourth Supplemental Indenture, dated as of February 27, 1998, to Trust Indenture, dated as of May 7, 1996, providing for the Guarantee of all Securities to be Issued or Previously Issued under the Trust Indenture between Norcen Energy Resources Limited and Montreal Trust Company of Canada, as trustee. (Exhibit 4.14 to Current Report on Form 8-K, filed on March 17, 1998.)

       *23        Consent of Deloitte & Touche LLP dated as of May 6, 1998.

       *99.1 Norcen Energy Resources Limited Financial Statements as filed in its Annual Report on Form 40-F for the year ended December 31, 1997.

       *99.2 Norcen Energy Resources Limited Supplemental Information as filed in its Annual Report on Form 40-F for the year ended December 31, 1997.

       *99.3 Norcen Energy Resources Limited Financial Statements as filed in its Annual Report on Form 40-F for the year ended December 31, 1996.

       *99.4 Norcen Energy Resources Limited Supplemental Information as filed in its Annual Report on Form 40-F for the year ended December 31, 1996.

       99.5 Press Release dated March 3, 1998. (Exhibit 99.1 to Current Report on Form 8-K, filed on March 17, 1998.)


--------------